                                                                    EXHIBIT 11.2

                      TEMPEST REINSURANCE COMPANY LIMITED
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED
                                             ----------------------------------
                                               FEBRUARY 29       FEBRUARY 28
                                                   1996              1995
                                             ----------------  ----------------
                                                  (EXPRESSED IN THOUSANDS
                                                     OF U.S. DOLLARS,
                                             EXCEPT SHARE AND PER SHARE DATA)
EARNINGS PER SHARE--PRIMARY
Weighted average common shares outstanding.         5,237,160         5,252,160
Average stock options outstanding (net of
 repurchased shares under the treasury
 stock method calculated using the average
 book value per share).....................           111,316            24,334
                                             ----------------  ----------------
Weighted average common shares and common
 share equivalents.........................         5,348,476         5,276,494
                                             ================  ================
Net income.................................  $         44,125  $         21,122
                                             ================  ================
Earnings per share.........................  $           8.25  $           4.00
                                             ================  ================
EARNINGS PER SHARE--ASSUMING FULL DILUTION
Weighted average common shares outstanding.         5,237,160         5,252,160
Average stock options outstanding (net of
 repurchased shares under the treasury
 stock method calculated using the closing
 book value per share).....................           118,823            35,560
                                             ----------------  ----------------
Weighted average common shares and common
 share equivalents.........................         5,355,983         5,287,720
                                             ================  ================
Net income.................................  $         44,125  $         21,122
                                             ================  ================
Earnings per share.........................  $           8.24  $           3.99
                                             ================  ================

                                                                    EXHIBIT 11.2
                                                                     (CONTINUED)

                      TEMPEST REINSURANCE COMPANY LIMITED
                       COMPUTATION OF EARNINGS PER SHARE

                                       YEARS ENDED NOVEMBER 30, 1995 AND 1994
                                     AND FOR THE PERIOD FROM SEPTEMBER 1, 1993
                                             (DATE OF INCORPORATION) TO
                                                 NOVEMBER 30, 1993
                                     ------------------------------------------
                                         1995           1994          1993
                                     ------------- -------------- -------------
                                      (EXPRESSED IN THOUSANDS OF U.S. DOLLARS,
                                          EXCEPT SHARE AND PER SHARE DATA)
EARNINGS PER SHARE--PRIMARY
Weighted average common shares
 outstanding........................     5,249,660      5,281,260     1,062,292
Average stock options outstanding
 (net of repurchased shares under
 the treasury stock method
 calculated using the average book
 value per share)...................        59,102            --            --
                                     ------------- -------------- -------------
Weighted average common shares and
 common share equivalents...........     5,308,762      5,281,260     1,062,292
                                     ============= ============== =============
Net income.......................... $     106,014 $       84,697 $       3,272
                                     ============= ============== =============
Earnings per share.................. $       19.97 $        16.04 $        3.08
                                     ============= ============== =============
EARNINGS PER SHARE--ASSUMING FULL
 DILUTION
Weighted average common shares
 outstanding........................     5,249,660      5,281,260     1,062,292
Average stock options outstanding
 (net of repurchased shares under
 the treasury stock method
 calculated using the closing book
 value per share)...................       128,632          8,806           --
                                     ------------- -------------- -------------
Weighted average common shares and
 common share equivalents...........     5,378,292      5,290,066     1,062,292
                                     ============= ============== =============
Net income.......................... $     106,014 $       84,697 $       3,272
                                     ============= ============== =============
Earnings per share.................. $       19.71 $        16.01 $        3.08
                                     ============= ============== =============